Exhibit 99.1

WM Technology, Inc. Reports First Quarter 2022 Financial Results

First Quarter Revenue increased to $57.5 million representing growth of 40% year-over-year

Irvine, Calif. -- May 4, 2022 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced its financial results for the first quarter ended March 31, 2022.

“Our first quarter results demonstrate how we’re playing offense and continuing to drive outsized growth as well as creating distance from the pack as the leading cannabis technology provider and commerce-driven marketplace. We grew our revenue 40% year-over-year to reach $57.5 million for the quarter, which was above the top end of our guidance, as we continued to grow our user and client base,” said Chris Beals, CEO of WM Technology. “We continue to deliver what we believe is outsized value to our clients and this allows us to grow faster than our end markets as businesses rely on our marketplace and solutions to grow their own businesses. At the same time, we are accelerating the pace of new features and integrations throughout our WM Business software platform. We are driving innovation in ways that will be more visible over the course of this year as we invest in large opportunities designed to accelerate growth. Our team remains hard at work and focused on executing against driving deep client engagement, establishing Weedmaps as the center of commerce for Cannabis consumers and expanding the adoption of our products.”

First Quarter 2022 Financial Highlights

•Revenue increased to $57.5 million, up 40% from the first quarter of 2021.
◦Monthly active users (“MAUs”)(1)(2) increased to 16.4 million at March 31, 2022, up 52% compared to the prior year period
▪MAU growth of 73% when adjusting the current period to exclude the MAUs attributed to the Learn section of weedmaps.com that we were not able to track during the prior period.
◦Average monthly revenue per paying client(1)(3) increased to $3,810, a 9% increase compared to the prior year period.
◦Average monthly paying clients(1)(4) increased to 5,026, a 28% increase compared to the prior year period.
•Gross Profit was $53.7 million implying a 93% margin rate, which reflects a 200bps margin reduction from the prior year given previously discussed growth investments and initiatives.
•Net loss was $(31.2) million as compared to net income of $7.7 million from the prior year period.
•Adjusted EBITDA(5) was $(1.0) million as compared to $9.0 million from the prior year period.
•Basic and diluted net loss per share was $(0.19) based on 72.5 million of Class A Common Stock weighted average shares outstanding.
•Total shares outstanding across Class A and Class V Common Stock is 144.3 million.
•Cash totaled $55.9 million as of March 31, 2022 and the Company remains debt-free.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
______________________________
(1)We have modified the definition and calculation of three of our Key Operating and Financial Metrics: (a) average monthly revenue per paying client, (b) average monthly paying clients, and (c) MAUs. We made these modifications in order to better reflect our performance during a reporting period and to make these key metrics more easily comparable on a period-to-period basis. For comparison of these metrics to previous calculations see “Selected Current and Previous Operating Key Metrics” below.

(2)MAUs are defined as the number of unique users opening our Weedmaps mobile app or accessing our weedmaps.com website over the course of a calendar month. This metric previously excluded the MAUs attributed to the Learn section of weedmaps.com, which we began tracking in March 2021. See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate MAUs and what our MAUs would have been using our prior definition for the applicable periods.
(3)Average monthly revenue per paying client is defined as the average monthly revenue for any particular period divided by the average monthly paying clients in the same respective period. See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate average monthly revenue per paying client and what our average monthly revenue per paying client would have been using our prior definition for the applicable periods.
(4)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided). See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate average monthly paying clients and what our average monthly paying clients would have been using our prior definition for the applicable periods.
(5)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA” below.

First Quarter 2022 Operational Highlights

•Added over 250 Average Monthly Paying clients in the quarter including in new states like Montana, which opened for recreational sales in January.
•Completed the roll-out of our Admin 2.0 portal. This surface includes a data and analytics dashboard to help our paying clients understand the significant value they derive from their spending on Weedmaps as well as local market trends. Admin 2.0 also lays the groundwork for future updates like our self-serve toolset, which will automate onboarding of new clients onto our marketplace and enable cross-product adoption and purchase upsell opportunities.
•Continued to improve our Deals offering with new enablement features to allow clients to publish deals at scale across their listings. We also created a new “Promotions Hub” within Admin 2.0, allowing clients to create and manage all promotions including online promo codes, in-store deals, and online deals from one place. We also rolled out new Promotions features within our WM Store eCom embed allowing clients to showcase promotions more easily on their own channels powered by WM Store.
•Completed the acquisition of Eyechronic, LLC (“Enlighten”). Enlighten’s ‘SmartHub’ subscription offering powers in-store digital menus and kiosks, and its ‘AdSuite’ in-store digital solution allows brands to reach consumers at the point of purchase. Enlighten adds to the value included in our WM Business platform.
•Expanded our available Menu and Order integrations. We now have Menu integrations in live or beta state with the key point-of-sale systems serving Cannabis and are continuing to roll-out Orders integrations with these same partners.
•Piloted several promising new user enhancements, including ‘express reorder’ and ‘order again’ features, along with ‘order-type’ preferences, allowing users to more easily filter through available delivery versus pickup options. We also continue to test menu personalization leveraging our first-party user affinity data.
•As part of our efforts to stitch our solutions more closely together, we launched an in-app messaging feature beta where businesses using our Sprout CRM solution are able to directly reach and message their followers on the Weedmaps marketplace.
•Continued to invest in headcount, with over 150 new hires in Q1, mostly in our Engineering, Product & Design teams as well as across our regional go-to-market teams.

Second Quarter Business Outlook

Based on current business trends and conditions, our outlook for the second quarter ending June 30, 2022, is as follows:
•Revenue is estimated to be between $60 million and $63 million, which represents 28-34% growth over the second quarter of 2021
•We continue to expect our Adj. EBITDA margins for the First Half will be breakeven to slightly positive as we front-load previously discussed investments against growth opportunities for the back half of this year and FY23 strategic opportunities

The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Investor Conference Call and Webcasts

The Company will host a conference call and webcast today, Wednesday, May 4, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) by dialing (833) 855-0799 (United States and Canada) or (409) 937-8921 (International) and providing Conference ID 9292726. A live webcast of the call will also be available on the WM Technology investor relations website at ir.weedmaps.com.

About WM Technology

Founded in 2008, WM Technology operates a leading online marketplace with a comprehensive set of eCommerce and compliance software solutions sold to retailers and brands in the U.S. state-legal and Canadian cannabis markets. The Company’s mission is to power a transparent and inclusive global cannabis economy. We address the challenges facing both consumers seeking to understand cannabis products and businesses who serve cannabis users in a legally compliant fashion with our Weedmaps marketplace and WM Business software solutions. Over the past 13 years, we have grown the Weedmaps marketplace to become a premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products, permitting product discovery and order-ahead for pickup or delivery by participating retailers. WM Business is a set of eCommerce-enablement tools designed to help our retailer and brand clients get the best out of their Weedmaps experience, while creating labor efficiency and managing their compliance needs.
WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide. Since inception, WM Technology has worked tirelessly, not only to become the most comprehensive platform for consumers, but to build the software solutions that power businesses compliantly in the space, to advocate for legalization, social equity, and licensing in many jurisdictions, and to facilitate further learning through partnering with subject matter experts on providing detailed, accurate information about the plant.
Headquartered in Irvine, California, WM Technology supports remote work for all eligible employees. Visit us at www.weedmaps.com.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new customers and retain existing customers; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided digital network, including its ability to acquire and retain paying customers; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; the possibility that we may be adversely affected by other economic, business or competitive factors; that the Company identified a material weakness in its internal control over financial reporting which, if not corrected, could affect the reliability of its consolidated financial statements; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2021 Annual Report on Form 10-K filed with Securities and Exchange Commission (the “SEC”) and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, transaction related bonuses, transaction costs, legal settlements and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net (loss) income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Definition of Key Operating and Financial Metrics

•MAUs: We define MAUs as the number of unique users opening our Weedmaps mobile app or accessing our weedmaps.com website over the course of a calendar month. In any particular period, we determine our number of MAUs by counting the total number of users who have engaged with the weedmaps.com site during the final calendar month of the given period.

•Average Monthly Revenue Per Paying Client: Average monthly revenue per paying client measures how much clients, for the period of measurement, are willing to pay us for our subscription and additional offerings and the efficiency of the bid-auction process for our featured listings placements. We calculate this metric by dividing the average monthly revenue for any particular period by the average monthly number of paying clients in the same respective period. The calculation of monthly revenue includes revenue from any clients that cease to be paying clients during the applicable month.

•Average Monthly Paying Clients: We define average monthly paying clients as the monthly average of clients billed each month over a particular period (and for which services were provided).

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash	$55,857	$67,777
Accounts receivable, net	23,657	17,550
Prepaid expenses and other current assets	12,031	13,607
Total current assets	91,545	98,934
Property and equipment, net	17,339	13,283
Goodwill	65,722	45,295
Intangible assets, net	13,488	8,299
Right-of-use assets	35,404	36,549
Deferred tax assets	171,021	152,097
Other assets	10,687	10,687
Total assets	$405,206	$365,144
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$22,355	$23,155
Deferred revenue	7,897	8,057
Operating lease liabilities, current	5,673	5,463
Other current liabilities	1,000	1,125
Total current liabilities	36,925	37,800
Operating lease liabilities, non-current	37,886	39,377
Tax receivable agreement liability	134,118	128,567
Warrant liability	45,679	27,460
Other long-term liabilities	1,627	—
Total liabilities	256,235	233,204

Stockholders’ equity/Members’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 83,098,990 shares issued and outstanding at March 31, 2022 and 65,677,361 shares issued and outstanding at December 31, 2021	8	7
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 61,206,773 shares issued and outstanding at March 31, 2022 and 65,502,347 shares issued and outstanding at December 31, 2021	6	7
Additional paid-in capital	43,970	2,173
Retained earnings	47,476	61,369
Total WM Technology, Inc. stockholders’ equity	91,460	63,556
Noncontrolling interests	57,511	68,384
Total equity	148,971	131,940
Total liabilities and stockholders’ equity/members’ equity	$405,206	$365,144

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended March 31,
	2022	2021
Revenues	$57,452	$41,154

Operating expenses
Cost of revenues	3,740	1,857
Sales and marketing	21,882	9,117
Product development	13,090	7,868
General and administrative	29,055	13,366
Depreciation and amortization	3,945	1,002
Total operating expenses	71,712	33,210
Operating (loss) income	(14,260)	7,944
Other income (expenses)
Change in fair value of warrant liability	(18,219)	—
Other (expense) income, net	(502)	28
(Loss) income before income taxes	(32,981)	7,972
(Benefit from) provision for income taxes	(1,748)	241
Net (loss) income	(31,233)	7,731
Net loss attributable to noncontrolling interests	(17,340)	—
Net (loss) income attributable to WM Technology, Inc.	$(13,893)	$7,731

Class A Common Stock:
Basic and diluted loss per share	$(0.19)	N/A¹

Class A Common Stock:
Weighted average basic and diluted shares outstanding	72,450,204	N/A¹
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¹ Prior to the Business Combination on June 16, 2021, the membership structure of the Company included units which had profit interests. The Company analyzed the calculation of earnings per unit for periods prior to the Business Combination and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. As a result, earnings per share information has not been presented for periods prior to June 16, 2021.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(31,233)	$7,731
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,945	1,002
Change in fair value of warrant liability	18,219	—
Stock-based compensation	7,517	—
Deferred income taxes	(1,748)	—
Provision for doubtful accounts	2,759	115
Changes in operating assets and liabilities:
Accounts receivable	(7,802)	1,760
Prepaid expenses and other assets	1,617	(2,524)
Accounts payable and accrued expenses	(11)	1,578
Deferred revenue	(256)	925
Net cash (used in) provided by operating activities	(6,993)	10,587

Cash flows from investing activities
Purchases of property and equipment	(4,201)	(283)
Cash paid for acquisitions, net of cash acquired	(713)	—
Net cash used in investing activities	(4,914)	(283)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(13)	—
Distributions to members	—	(10,513)
Repurchase of Class B Units	—	(106)
Net cash used in financing activities	(13)	(10,619)

Net decrease in cash	(11,920)	(315)
Cash – beginning of period	67,777	19,919
Cash – end of period	$55,857	$19,604

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net (loss) income	$(31,233)	$7,731
(Benefit from) provision for income taxes	(1,748)	241
Depreciation and amortization expenses	3,945	1,002
EBITDA	(29,036)	8,974
Stock-based compensation	7,517	—
Change in fair value of warrant liability	18,219	—
Transaction related bonuses	1,957	—
Transaction costs	251	—
Legal settlements	139	—
Adjusted EBITDA	$(953)	$8,974
______________________________
(1)    Stock-based compensation expense is recorded in the following expense categories on the accompanying consolidated statements of operations for the three months ended March 31, 2022:

Three Months Ended March 31, 2022
Sales and marketing	$1,811
Product development	1,412
General and administrative	4,294
Total stock-based compensation expense	$7,517

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED CURRENT AND PREVIOUS OPERATING KEY METRICS
(Unaudited)

Selected Key Operating and Financial Metrics

	Three Months Ended March 31,
	2022	2021
Average monthly paying clients	5,026	3,916
Average monthly revenue per paying client	$3,810	$3,503
MAUs (in thousands)	16,437	10,800

Selected Previously Reported Key Operating and Financial Metrics

	Three Months Ended March 31,
	2022	2021
Paying clients(1)	5,141	4,058
Monthly revenue per paying client(2)	$4,052	$3,689
MAUs (in thousands)(3)	15,866	9,163
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(1)    Metric was previously defined as the number of clients billed during the last month of a particular period. We changed our definition because we believe using the average number of paying clients across the entire period is a better reflection of our results during such period than the average paying clients for only the last month of the period and believe our modified definition will be less susceptible to monthly fluctuations and therefore more reliable when comparing period-to-period results.
(2)    Metric was previously calculated by dividing total monthly revenue for the last month of any particular period by the number of paying clients in that last month of a particular period. We changed our definition because we believe using monthly revenue across the entire period is a better reflection of our results during such period than monthly revenue for only the last month of the period and believe our modified definition will be less susceptible to monthly fluctuations and therefore more reliable when comparing period-to-period results.
(3)    Metric previously excluded the MAUs attributed to the Learn section of weedmaps.com, which we began tracking in March 2021. We believe including MAUs from the Learn section of weedmaps.com more accurately reflects our total MAUs. MAUs as of dates prior to March 31, 2021 do not include MAUs from our Learn section.

Contacts

Investor Relations:
investors@weedmaps.com

Media Contract:
press@weedmaps.com